UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed in Chicken Soup for the Soul Entertainment Inc.’s (the “Company”) Current Report on Form 8-K dated October 18, 2019, the Company consummated the creation of the joint venture entity Landmark Studio Group (“Landmark”) on October 11, 2019. In the connection with the creation of Landmark, Cole Investments VII, LLC (“Cole”) made available to Landmark a $5 million revolving credit facility (the “Credit Facility”) in exchange for 25,000 units of common equity (“Common Units”) in Landmark. The Credit Facility was secured by a security interest in all of Landmark’s tangible and intangible assets.

On July 23, 2020, the Company, Cole VII, David Ozer, Legend Capital Management, LLC, and Kevin Duncan entered into an Agreement and Addendum to the Credit Facility and Operating Agreement of Landmark, pursuant to which the Company agreed to cause Landmark to prepay $2.5 million of the outstanding principal amount under the Credit Facility on such date, accelerate the maturity date of the Credit Facility by approximately one year to October 11, 2021, and to unconditionally guarantee to Cole VII the obligations of Landmark to pay, when and as due, the principal and interest due under the Credit Facility. As a result of such prepayment, the aggregate principal amount of the commitment under the Credit Facility was permanently reduced to $2.5 million. In consideration of the Company’s guarantee of Landmark’s obligations under the Credit Facility, David Ozer transferred to the Company 2,500 Common Units of Landmark, increasing the Company’s ownership interest in Landmark from 51% to 53.5%. As of March 3, 2021, the Credit Facility was paid in full and terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2021	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer